EXHIBIT 99.6

HMS HOLDINGS CORP.

Unaudited Pro Forma Condensed Combined Financial Statements

           On September 13, 2006, HMS Holdings Corp. (the “Company”) acquired the assets used exclusively or primarily in the Benefit Solutions Practice Area (BSPA) of Public Consulting Group, Inc. The acquisition was effective August 31, 2006 and the results of BSPA for the month of September 2006 are included in the Company’s results of operations for the nine months ended September 30, 2006. The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition, which was accounted for using the purchase method of accounting.

           The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2006 and the year ended December 31, 2005, are presented herein. The Company’s consolidated balance sheet filed in the Company's Third Quarter Report on Form 10-Q reflects the acquisition of BSPA. The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2006 and the year ended December 13, 2005 combines the historical results of the Company and BSPA and gives effect to the acquisition as if it had occurred on January 1, 2006 and 2005, respectively.

           The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. Unaudited pro forma results of operations assuming the acquisition was consummated at the beginning of 2005 and 2006 are presented for illustrative purposes. The pro formas represent the historical results of the Company combined with those of BSPA for the periods presented, adjusted for specific factually supportable items such as amortization of intangible assets and interest expense. The pro forma results of operations do not include the costs of integration or any nonrecurring costs and are not necessarily indicative of either future results or operations or results that would have been achieved if the acquisitions had been consummated at the beginning of the periods presented in the accompanying financial statements. The unaudited pro forma condensed combined financial statements, and accompanying notes, are based upon the respective historical consolidated and combined financial statements of the Company and BSPA, and should be read in conjunction with the historical financial statements and related notes of the Company contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and Annual Report on Form 10-K for the year ended December 31, 2005, as well as the historical combined financial statements and related notes of BSPA, which are attached as Exhibit 99.5 to the Company’s Current Report on Form 8-K/A (Amendment No. 1) filed on November 16, 2006.

HMS HOLDINGS CORP.

Unaudited Pro Forma Condensed Combined Statement of Income
Nine Months Ended September 30, 2006

(In thousands except per share amounts)

		BSPA
		For the Eight
	HMS Holdings,	Months Ended	Pro Forma		Pro Forma
	as reported	August 31, 2006	Adjustments		Combined

Revenue	$54,319	$43,415			$97,734

Cost of services:
Compensation	24,938	10,846	606	(G)	36,390
Data processing	4,781	407			5,188
Occupancy	4,280	1,712			5,992
Direct project costs	8,225	7,346			15,571
Other operating costs	5,432	1,286	750	(F)	7,468
Amortization of acquisition related intangibles	2,827		5,565	(C)	8,392

Total cost of services	50,483	21,597	6,921		79,001

Operating income	3,836	21,818	(6,921)		18,733
Interest expense	(329)		(1,867)	(B)	(2,196)
Net interest income	1,536		(1,204)	(A)	332

Income from continuing operations before income taxes	5,043	21,818	(9,992)		16,869
Income taxes	2,113		4,967	(D)	7,080

Income from continuing operations	$2,930	$21,818	$(14,959)		$9,789

Basic income per share data:
Income from continuing operations per basic share	$0.14				$0.43

Weighted average common shares outstanding, basic	21,220		1,641	(E)	22,861

Diluted income per share data:
Income from continuing operations per diluted share	$0.13				$0.39

Weighted average common shares, diluted	23,287		1,641	(E)	24,928

See accompanying notes to unaudited pro forma condensed combined financial statements.

HMS HOLDINGS CORP.

Unaudited Pro Forma Condensed Combined Statement of Income
Year Ended December 31, 2005

(In thousands except per share amounts)

	HMS Holdings,		Pro Forma		Pro Forma
	as reported	BSPA	Adjustments		Combined

Revenue	$60,024	$37,812			$97,836

Cost of services:
Compensation	26,945	13,695			40,640
Data processing	4,793	520			5,313
Occupancy	4,670	2,353			7,023
Direct project costs	9,796	7,089			16,885
Other operating costs	6,244	4,029	1,000	(F)	11,273
Amortization of acquisition related intangibles	-		9,546	(C)	9,546

Total cost of services	52,448	27,686	10,546		90,680

Operating income	7,576	10,126	(10,546)		7,156
Interest expense	-		(3,500)	(B)	(3,500)
Net interest income	1,238		(904)	(A)	334

Income from continuing operations before income taxes	8,814	10,126	(14,950)		3,990
Income taxes	465		(241)	(D)	224

Income from continuing operations	$8,349	$10,126	$(14,709)		$3,766

Basic income per share data:
Income from continuing operations per basic share	$0.42				$0.17

Weighted average common shares outstanding, basic	19,865		1,750	(E)	21,615

Diluted income per share data:
Income from continuing operations per diluted share	$0.37				$0.16

Weighted average common shares, diluted	22,287		1,750	(E)	24,037

See accompanying notes to unaudited pro forma condensed combined financial statements.

HMS HOLDINGS CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

        The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2006 was prepared using the historical unaudited condensed consolidated statement of income of the Company for the nine months ended September 30, 2006 as included in the Company’s Quarterly Report on Form 10-Q for such period, and the unaudited management accounts of BSPA for the eight months ended August 31, 2006. The results of BSPA for the month of September 2006 are included in the Company’s results of operations as the acquisition was effective August 31, 2006. In the opinion of management, the unaudited management accounts of BSPA have been prepared on the same basis as the audited combined financial statements of BSPA included elsewhere herein and include all adjustments, which consist only of normal recurring adjustments, necessary for the fair presentation of results of operations of BSPA.

        The unaudited pro forma condensed combined statement of income for the year ended December 31, 2005 was prepared using the historical audited consolidated statement of income of the Company for the year ended December 31, 2005 as included in the Company’s Annual Report on Form 10-K for such period, and the unaudited combined statement of income of BSPA for the year ended December 31, 2005 which was derived by taking the audited combined statement of income for the year ended June 30, 2006 and subtracting the unaudited combined income statement for the six months ended June 30, 2006 and adding the unaudited combined income statement for the six months ended June 30, 2005. The derivation of the unaudited combined income statement of BSPA for the year ended December 31, 2005 is as follows:

(in thousands)	Revenue	Income from Continuing Operations
Year ended June 30, 2006	$48,414	$18,766
Deduct: Six months ended June 30, 2006	(33,386)	(17,020)
Add: Six months ended June 30, 2005	22,784	8,380
Year ended December 31, 2005	37,812	10,126

2. Purchase Price Allocation

           The preliminary allocation of the purchase price is based upon estimates of the assets and liabilities acquired in accordance with SFAS No. 141 “Business Combinations.” The preliminary allocations may be revised when the Company completes its valuations. The acquisition of BSPA is based on management’s consideration of past and expected future performance as well as the potential strategic fit with the long-term goals of the Company. The expected long-term growth, market position and expected synergies to be generated by BSPA are the primary factors that gave rise to an acquisition price which resulted in the recognition of goodwill.

           The following is a summary of the purchase price:

(in thousands)
Cash	$80,838
Common Stock-1,749,800 shares	24,410

Purchase Price	$105,248

           The preliminary allocation of the aggregate purchase price of this acquisition is as follows:

(in thousands)
Goodwill	$65,574
Identifiable intangible assets	31,240
Net assets acquired	8,434

$105,248

           Identifiable intangible assets primarily include customer relationships, backlog and software.

3. Acquisition Financing

          On September 13, 2006, the Company entered into a credit agreement (the Credit Agreement) among the Company, the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A. (JPMCB), as administrative agent, to fund a portion of the purchase price for the Company’s acquisition of the BSPA assets . The Credit Agreement provides for a term loan of $40 million (the Term Loan) and revolving credit loans of up to $25 million. Borrowings under the Credit Agreement mature on September 13, 2011.

          On September 13, 2006, the Company borrowed $40 million under the Term Loan to purchase the BSPA assets. Fees and expenses related to the Credit Agreement of $0.9 million have been recorded as Deferred Financing Costs (included in Other assets non-current) and will be amortized as interest expense over the five-year life of the credit facilities.

4. Pro Forma Adjustments

           The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:

(A)	To reflect the estimated decrease in interest income earned on the cash paid for the acquisition as if the cash was not available for investment during the period.

(B)

To reflect the interest expense on the Company’s $40 million borrowing under the Term Loan for the period. The borrowing under the Term Loan is assumed to be $50 million for 2005 as the Company did not have sufficient cash on hand as of the beginning of such period.

(C)	To reflect amortization of the acquired intangible assets.

(D)	To reflect a tax provision on the income earned by BSPA operations which operated within a Subchapter S structure, and, accordingly, were not subject to income taxes at the corporate level and to record a tax benefit on pro forma adjustments to income.

(E)	To adjust the weighted average share calculation for shares issued as part of the acquisition.

(F)	To reflect additional general and administrative expense to manage the business as if BSPA was acquired at the beginning of the period.

(G)	To adjust for share-based compensation expense on stock options issued in connection with the BSPA acquisition.